Exhibit 3.40

ARTICLES OF INCORPORATION
OF
TENCORR CONTAINERBOARD INC.

The undersigned, for the purpose of forming a corporation, pursuant to and by virtue of Chapter 78 of Nevada Revised Statutes, hereby adopts and acknowledges the following Articles of Incorporation.

ARTICLE I

NAME

Section 1.1. The name of the corporation is Tencorr Containerboard Inc.

ARTICLE II

RESIDENT AGENT AND REGISTERED OFFICE

Section 2.1. The name of the initial resident agent and the street address of the initial registered office in the State of Nevada where process may be served upon the corporation is Jones, Jones, Close & Brown, Chartered, d/b/a Jones Vargas, 3773 Howard Hughes Parkway, Third Floor South, Las Vegas, Nevada, 89109.

ARTICLE III

CAPITAL STOCK

Section 3.1. Authorized Shares. The aggregate number of shares which the corporation shall have authority to issue shall consist of twenty five thousand (25,000) shares of common stock without par value.

Section 3.2. Consideration for Shares. The shares of the corporation’s stock authorized by Section 3.1 shall be issued for such consideration as shall be fixed, from time to time, by the Board of Directors.

Section 3.3. Assessment of Stock. The capital stock of this corporation, after the amount of the subscription price has been fully paid, shall not be assessable for any purpose, and no stock issued as fully paid shall ever be assessable or assessed. No stockholder of the corporation is individually liable for the debts or liabilities of the corporation.

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ARTICLE IV

DIRECTORS AND OFFICERS

Section 4.1. Number of Directors. The members of the governing board of the corporation are styled as directors. The number of directors may be changed from time to time in such manner as shall be provided in the bylaws of the corporation.

Section 4.2. Initial Directors. The names and street addresses of the directors constituting the first Board of Directors, which shall be three (3) in number, are:

NAME Richard John Ellery	ADDRESS 86 Pine Hollow Crescent Maple, Ontario L6A 2L5
Ross Howard Nelson	5 Dobson Court Bolton, Ontario L7E 5R8
Edward George Pearce	2 Royal Manor Crescent Richmond Hill, Ontario L4V 3N5

Section 4.3. Limited Liability of Directors and Officers. No director or officer of the corporation shall be personally liable to the corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer; provided, however, that the foregoing provision does not eliminate or limit the liability of a director or officer of the corporation for:

(a) Acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or

(b) The payment of distributions in violation of Nevada Revised Statutes § 78.300.

Section 4.4. Indemnification and Payment of Expenses. The corporation shall, to the extent and in any manner permitted by the law of the State of Nevada, indemnify from liability and advance the expenses of, as they are incurred, the corporation’s directors, officers, employees or agents and any person

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serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise in the defense of their acts or omissions occurring while serving in such capacity.

Section 4.5. Repeal and Conflicts. Any repeal or modification of Section 4.3 or 4.4 approved by the stockholders of the corporation shall be prospective only. In the event of any conflict between Section 4.3 or 4.4 and any other Article of the corporation’s Articles of Incorporation, the terms and provisions of Section 4.3 or 4.4 shall control.

ARTICLE V

INCORPORATOR

Section 5.1. The name and street address of the incorporator signing these Articles of Incorporation is:

NAME Dawn R. Hinman	ADDRESS 3773 Howard Hughes Parkway Third Floor South Las Vegas, Nevada 89109

IN WITNESS WHEREOF, I have executed these Articles of Incorporation this 20th day of July, 1999.

Dawn R. Hinman

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STATE OF NEVADA

COUNTY OF CLARK

This instrument was acknowledged before me on July 20, 1999, by Dawn R. Hinman.

Notary Public

My Commission Expires:	6-4-2000

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CERTIFICATE OF ACCEPTANCE OF APPOINTMENT BY RESIDENT AGENT IN THE MATTER OF TENCORR CONTAINERBOARD INC.

Jones, Jones, Close & Brown, Chartered, d/b/a Jones Vargas hereby certifies that:

1. It has accepted the appointment as Resident Agent of the above corporation in accordance with Chapter 78, Nevada Revised Statutes; and

2. The registered office of the corporation in this State is located at 3773 Howard Hughes Parkway, Third Floor South, Las Vegas, Nevada 89109.

IN WITNESS WHEREOF, I have hereunto set my hand this 20th day of July, 1999.

Resident Agent JONES, JONES, CLOSE & BROWN, CHARTERED, d/b/a JONES VARGAS

By:
Dawn R. Hinman, Esq. Authorized Signature

ROSS MILLER Secretary of State 204 North Carson Street, Ste 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: www.nvsos.gov

	Filed in the office of Ross Miller Secretary of State State of Nevada	Document Number 2010738315-60
Articles of Conversion (PURSUANT TO NRS 92A.205) Page 1		Filing Date and Time 09/30/2010 10:30 AM
Entity Number C17785-1999

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Articles of Conversion

(Pursuant to NRS 92A.205)

1.	Name and jurisdiction of organization of constituent entity and resulting entity:

TENCORR CONTAINERBOARD INC.
Name of constituent entity
	NEVADA	CORPORATION
	Jurisdiction	Entity type*

and,
TENCORR CONTAINERBOARD, LLC.
Name of resulting entity
	NEVADA	LIMITED LIABILITY COMPANY
	Jurisdiction	Entity type*

2.	A plan of conversion has been adopted by the constituent entity in compliance with the law of the jurisdiction governing the constituent entity.

3.	Location of plan of conversion: (check one)

☐ The entire plan of conversion is attached to these articles.

☒ The complete executed plan of conversion is on file at the registered office or principal place of business of the resulting entity.

☐ The complete executed plan of conversion for the resulting domestic limited partnership is on file at the records office required by NRS 88.330.

* corporation , limited partnership, limited-liability limited partnership, limited-liability company or business trust.

This form must be accompanied by appropriate fees.	Nevada Secretary of State 92A Conversion Page 1 Revised: 7-1-08

ROSS MILLER Secretary of State 204 North Carson Street, Ste 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: www.nvsos.gov

Articles of Conversion (PURSUANT TO NRS 92A.205) Page 2

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

4.	Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the resulting entity in the conversion):
Attn:

c/o:
5.	Effective date of conversion (optional) (not to exceed 90 days after the articles are filed
	pursuant to NRS 92A.240) * :	OCTOBER 1, 2010 12:02 A.M.

6.	Signatures - must be signed by:

1. If constituent entity is a Nevada entity: an officer of each Nevada corporation; all general partners of each Nevada limited partnership or limited-liability limited partnership; a manager of each Nevada limited-liability company with managers or one member if there are no managers; a trustee of each Nevada business trust; a managing partner of a Nevada limited-liability partnership (a.k.a. general partnership governed by NRS chapter 87).

2. If constituent entity is a foreign entity: must be signed by the constituent entity in the manner provided by the law governing it,

Name of constituent entity

	X	EVP/CFO/CAO	9/30/10
	Signature	Title	Date

* Pursuant to NRS 92A.205(4) if the conversion takes effect on a later date specified in the articles of conversion pursuant to NRS 92A.240, the constituent document filed with the Secretary of State pursuant to paragraph (b) subsection 1 must state the name and the jurisdiction of the constituent entity and that the existence of the resulting entity does not begin until the later date. This statement must be included within the resulting entity’s articles.

FILING FEE: $350.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State 92A Conversion Page 2 Revised: 7-1-08

ROSS MILLER Secretary of State 204 North Carson Street, Suite 4 Carson City, Nevada 89701-4520 (775) 684 5708 Website: www.nvsos.gov

Filed in the office of Ross Miller Secretary of State State of Nevada	Document Number 20100738316-71
Filing Date and time 09/30/2010 10:30 AM
Entity Number C17785-1999

Articles of Organization Limited-Liability Company (PURSUANT TO NRS CHAPTER 86)

USE BLACK INK ONLY – DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Limited- Liability Company: (must contain approved limited-liability company wording; see instructions)	TENCORR CONTAINERBOARD, LLC	Check box if a Series Limited-Liability Company ☐

2. Registered Agent for Service of Process: (check only one box)	☒ Commercial Registered Agent:	CSC SERVICES OF NEVADA, INC.
Name
	☐ Noncommercial Registered Agent (name and address below)	OR ☐ Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity

Nevada
Street Address	City		Zip Code

Nevada
Mailing Address (if different from street address)	City		Zip Code

3. Dissolution Date: (optional)	Latest date upon which the company is to dissolve (if existence is not perpetual):

4. Management: (required)	Company shall be managed by: ☐ Manager(s) OR ☒ Member(s)
(check only one box)

5. Name and Address of each Manager or Managing Member: (attach additional page if more than 3)	1)	ROCKTENN- SOUTHERN CONTAINER, LLC.
Name
	504 THRASHER STREET	NORCROSS	GA	30071
	Street Address	City	State	Zip Code

2)
Name

	Street Address	City	State	Zip Code

3)
Name

	Street Address	City	State	Zip Code

6. Name, Address and Signature of Organizer: (attach additional page if more than 1 organizer)	ROBERT B. MCINTOSH	X
	Name	Organizer Signature
	504 THRASHER STREET	NORCROSS	GA	30071
	Address	City	State	Zip Code

I hereby accept appointment as Registered Agent for the above named Entity.
7. Certificate of Acceptance of Appointment of Registered Agent:	x			9/30/10
		Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity		Date

This form must be accompanied by appropriate fees.	Nevada Secretary of State NRS 85 DLLC Articles Revised: 4-14-09

ANNUAL LIST OF MANAGERS OR MANAGING MEMBERS AND REGISTERED AGENT AND STATE BUSINESS LICENSE APPLICATION OF:

FILE NUMBER
TENCORR CONTAINERBOARD, LLC	C17785-1999

NAME OF LIMITED-LIABILITY COMPANY

FOR THE FILING PERIOD OF	7/2011	TO	7/2012

**YOU MAY FILE THIS FORM ONLINE AT www.nvsos.gov**

The entity’s duly appointed registered agent in the State of Nevada upon whom process can be served is:

CSC SERVICES OF NEVADA, INC. (Commercial Registered Agent) 2215-B RENAISSANCE DR LAS VEGAS, NV 89119 USA	Filed in the office of Ross Miller Secretary of State State of Nevada	Document Number 20110543493-02
Filing Date and Time 07/25/2011 10:16 AM
Entity Number C17785-1999
A FORM TO CHANGE REGISTERED AGENT INFORMATION IS FOUND AT: www.nvsos.gov	(This document was filed electronically.) ABOVE SPACE IS FOR OFFICE USE ONLY

USE BLACK INK ONLY - DO NOT HIGHLIGHT

☐    Return one file stamped copy. (If filling not accompanied by order instructions, file stamped copy will be sent to registered agent.)

IMPORTANT: Read instructions before completing and returning this form.

1.	Print or type names and addresses, either residence or business, for all manager or managing members. A Manager, or if none, a Managing Member of the LLC must sign the form. FORM WILL BE RETURNED IF UNSIGNED.
2.	If there are additional managers or managing members, attach a list of them to this form.
3.	Annual list fee is $125.00. A $75.00 penalty must be added for failure to file this form by the deadline. An annual list received more than 90 days before its due date shall be deemed an amended list for the previous year.
4.	State business license fee is $200.00. Effective 2/1/2010, $100.00 must be added for failure to file form by deadline.
5.	Make your check payable to the Secretary of State.
6.	Ordering Copies: If requested above, one file stamped copy will be returned at no additional charge. To receive a certified copy, enclose an additional $30.00 per certification. A copy fee of $2.00 per page is required for each additional copy generated when ordering 2 or more file stamped or certified copies. Appropriate instructions must accompany your order.
7.	Return the completed form to: Secretary of State, 202 North Carson Street, Carson City, Nevada 89701-4201, (775) 684-5708.
8.	Form must be in the possession of the Secretary of State on or before the last day of the month in which it is due. (Postmark date is not accepted as receipt date.) Forms received after due date will be returned for additional fees and penalties. Failure to include annual list and business license fees will result in rejection of filing.

ANNUAL LIST FILING FEE: $125.00	LATE PENALTY: $75.00	BUSINESS LICENSE FEE: $200.00	LATE PENALTY: $100.00

Complete only if applicable			Section 7(2) Exemption Codes
			001- 002- 003- 004- 005- 006-	Governmental Entity 501(c) Nonprofit Entity Home-based Business Natural Person with 4 or less rental dwelling units Motion Picture Company NRS 680B.020 Insurance Co.
☐	Pursuant to NRS, this corporation is exempt from the business license fee.	Exemption code:
☐	Month and year your State Business License expires:	20

	(DOCUMENT WILL BE REJECTED IF TITLE NOT INDICATED)
NAME	☑ MANAGER ☐ MANAGING MEMBER
ROBERT A CURRIE
ADDRESS	CITY	STATE	ZIP CODE
504 THRASHER STREET, USA	NORCROSS	GA	30071

	(DOCUMENT WILL BE REJECTED IF TITLE NOT INDICATED)
NAME	☑ MANAGER ☐ MANAGING MEMBER
JAMES A RUBRIGHT
ADDRESS	CITY	STATE	ZIP CODE
504 THRASHER STREET, USA	NORCROSS	GA	30071

	(DOCUMENT WILL BE REJECTED IF TITLE NOT INDICATED)
NAME	☑ MANAGER ☐ MANAGING MEMBER
JOHN D STAKEL
ADDRESS	CITY	STATE	ZIP CODE
504 THRASHER STREET, USA	NORCROSS	GA	30071

	(DOCUMENT WILL BE REJECTED IF TITLE NOT INDICATED)
NAME	☑ MANAGER ☐ MANAGING MEMBER
STEVEN C VOORHEES
ADDRESS	CITY	STATE	ZIP CODE
504 THRASHER STREET, USA	NORCROSS	GA	30071

I declare, to the best of my knowledge under penalty of perjury, that the above mentioned entity has complied with the provisions of sections 6 to 18 of AB 146 of the 2009 session of the Nevada Legislature and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filling in the Office of the Secretary of State.

ASHLEY CHAPMAN	Title	Date
X	TAX ANALYSE	7/25/2011 10:08:42AM
Signature of Manager or Managing Member

Nevada Secretary of State Annual List ManorMem

Revised: 8-5-09

ANNUAL LIST OF MANAGER OR MANAGING MEMBERS AND REGISTERED AGENT OF	FILE NUMBER
TENCORR CONTAINERBOARD, LLC	C17785-1999

	(DOCUMENT WILL BE REJECTED IF TITLE NOT INDICATED)
NAME	☑ MANAGER ☐ MANAGING MEMBER
ROBERT B MCINTOSH
ADDRESS	CITY	ST	ZIP
504 THRASHER STREET, USA	NORCROSS	GA	30071

(DOCUMENT WILL BE REJECTED IF TITLE NOT INDICATED)
NAME	☐ MANAGER ☐ MANAGING MEMBER

ADDRESS	CITY	ST	ZIP

(DOCUMENT WILL BE REJECTED IF TITLE NOT INDICATED)
NAME	☐ MANAGER ☐ MANAGING MEMBER

ADDRESS	CITY	ST	ZIP

(DOCUMENT WILL BE REJECTED IF TITLE NOT INDICATED)
NAME	☐ MANAGER ☐ MANAGING MEMBER

ADDRESS	CITY	ST	ZIP

(DOCUMENT WILL BE REJECTED IF TITLE NOT INDICATED)
NAME	☐ MANAGER ☐ MANAGING MEMBER

ADDRESS	CITY	ST	ZIP

(DOCUMENT WILL BE REJECTED IF TITLE NOT INDICATED)
NAME	☐ MANAGER ☐ MANAGING MEMBER
Date
ADDRESS	CITY	ST	ZIP

(DOCUMENT WILL BE REJECTED IF TITLE NOT INDICATED)
NAME	☐ MANAGER ☐ MANAGING MEMBER

ADDRESS	CITY	ST	ZIP

(DOCUMENT WILL BE REJECTED IF TITLE NOT INDICATED)
NAME	☐ MANAGER ☐ MANAGING MEMBER

ADDRESS	CITY	ST	ZIP

(DOCUMENT WILL BE REJECTED IF TITLE NOT INDICATED)
NAME	☐ MANAGER ☐ MANAGING MEMBER

ADDRESS	CITY	ST	ZIP

(DOCUMENT WILL BE REJECTED IF TITLE NOT INDICATED)
NAME	☐ MANAGER ☐ MANAGING MEMBER

ADDRESS	CITY	ST	ZIP